UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 12, 2009 (June 8, 2009)
ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

1-11570	13-3098275

(Commission File Number)	(IRS Employer Identification Number)
New York
(State or Other Jurisdiction of Incorporation)
245 Park Avenue, New York, New York 10167
(Address of Principal Executive Offices)
(212) 750-0064
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-17.1

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
     (a) On June 8, 2009, Mark Tompkins notified Allied Healthcare International Inc. (the “Company”) that he was resigning from the board of directors of the Company, effective as of June 8, 2009. On April 21, 2009, the board of directors of the Company had determined not to nominate Mr. Tompkins for re-election at the 2009 annual meeting of shareholders of the Company held on June 10, 2009. Accordingly, Mr. Tompkins’ term as a director of the Company was scheduled to end on June 10, 2009.
     In his letter of resignation, a copy of which is attached as an exhibit to this Form 8-K, Mr. Tompkins stated that his decision to resign was based on differences of opinion with other board members over the optimal strategy for the Company going forward and corporate governance practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     17.1 Letter of resignation, dated June 8, 2009, of Mark Tompkins addressed to Jeff Peris, the Interim Non-Executive Chairman of the Board of Allied Healthcare International Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 12, 2009

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller